Exhibit 16.1

March 2, 2022

Office of the Chief Accountant

Securities and Exchange Commission

460 Fifth Street N. W.

Washington, DC 20549

Re: Porter Holding International, Inc.

Commission File Number [333-196336]

Dear Sirs:

We have received a copy of, and are in agreement with, the statements being made by Porter Holding International, Inc. in Item 4.01 of its Form 8-K dated March 2, 2022 and captioned “Changes in Registrant’s Certifying Accountant.”

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

Very truly yours,

Friedman LLP